Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise specified, capitalized terms used herein but not defined herein have the meanings given to such terms in the final prospectus and definitive proxy statement, dated April 7, 2022 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission.

Introduction

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 present the historical financial statements of Spring Valley and NuScale LLC, adjusted to reflect the Transactions. The unaudited condensed combined pro forma balance sheet as of December 31, 2021 gives pro forma effect to the Transactions and related transactions as if they had occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2021 gives pro forma effect to the Transactions and related transactions as if they had been consummated on January 1, 2021. The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X, as amended.

The Transactions include:

•	the merger of Merger Sub, a wholly owned subsidiary of Spring Valley, with and into NuScale LLC, with NuScale LLC surviving the merger as a subsidiary of Spring Valley;

•	the reverse recapitalization between Spring Valley and NuScale LLC;

•	the conversion of the aggregate principal balance of Fluor Convertible Notes into NuScale LLC Units, (which will then be converted into and exchanged for NuScale LLC Class B Units and NuScale Corp Class B Common Stock); and

•	the issuance and sale of 23,700,002 shares of NuScale Corp Class A common stock for a purchase price of approximately $10.00 per share and an aggregate purchase price of $235,000,000 in the PIPE Investment pursuant to the Subscription Agreements;

The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:

•	the notes accompanying the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of Spring Valley included elsewhere in this Proxy Statement/Prospectus;

•	the historical audited financial statements of NuScale LLC set forth in the Proxy Statement/Prospectus;

•	the discussion of the financial condition and results of operations of Spring Valley and NuScale LLC set forth in the Proxy Statement/Prospectus; and

•	other information contained in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof.

Upon the Closing, NuScale Equityholders held securities exchangeable for an aggregate of 178,396,711 shares of NuScale Corp Class A Common Stock (or, upon the election of NuScale Corp, cash in an amount equal to the net proceeds raised by selling such NuScale Corp Class A Common Stock in a contemporaneous underwritten offering). In addition, NuScale Corp assumed all outstanding NuScale Options and the holders of those NuScale Options will be entitled to receive up to 14,799,894 shares of NuScale Corp Class A Common Stock upon exercise. The assumed NuScale Options are subject to vesting conditions. The Transactions were accomplished through an “UP-C” structure and the type and mix of consideration received by the NuScale Equityholders reflect the implementation of such structure.

Pursuant to the Tax Receivable Agreement, NuScale Corp will be required to pay 85% of the net cash tax savings from certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of any increases in tax basis and other tax benefits resulting from any exchange by the TRA Holders of NuScale LLC Class B Units for shares of NuScale Corp Class A Common Stock or, upon the election of NuScale Corp, cash in an amount equal to the net proceeds raised by selling such NuScale Corp Class A Common Stock in a contemporaneous underwritten offering, in the future. Any such payments to TRA Holders will reduce the cash provided by the tax savings generated from future exchanges that would otherwise have been available to NuScale Corp for other uses, including reinvestment or dividends to Class A stockholders. Cash tax savings from the remaining 15% of the tax benefits will be retained by NuScale Corp. NuScale Corp’s obligations under the Tax Receivable Agreement accelerate upon a change in control and certain other termination events, as defined therein.

NuScale Corp expects to benefit from the remaining 15% of cash savings. Due to the uncertainty of the amount and timing of future exchanges of NuScale LLC Class B Units, the unaudited pro forma condensed combined financial information assumes that no exchanges of NuScale LLC Class B Units have occurred and therefore, no increases in tax basis have been realized. Additionally, NuScale Corp would recognize a full valuation allowance for any deferred tax asset realized based on NuScale LLC’s current assessment of the future realizability.

The following summarizes the NuScale Corp Common Stock outstanding as of May 3, 2022:

	Assuming No
	Redemptions
	Shares	%
Spring Valley Class A Shareholders	14,400,369	6.5%
Spring Valley Founders(A)(B)	3,871,009	1.8%
Total Spring Valley	18,271,378	8.3%
NuScale Equityholders	178,396,711	81.0%
PIPE Shares	23,700,002	10.8%
Total Shares at Closing (excluding shares below)	220,368,091	100.0%
Remaining NuScale Consideration Shares – upon Exercise of NuScale Corp Options	14,799,894
Other – Earn Out Shares(A)	1,643,924
Total Diluted Shares at Closing (including shares above)	236,811,909

(A)	Pursuant to the Sponsor Letter Agreement, if available cash is less than $432 million, at the Closing, Sponsor shall forfeit and cancel a number of Spring Valley Founder Shares equal to 235,067. Spring Valley Founders Shares includes “Earn Out Shares”. Fifty percent of the Earn Out Shares vest, pursuant to the Sponsor Letter Agreement, if NuScale Corp trades at $12.00 per share or higher on the Closing Date or if, over any 20 trading days within a 30-day window during the 60 months following the closing, the dollar volume-weighted average price (“VWAP”) is greater than or equal to $12.00 per share. The remainder of the Earn Out Shares vest if NuScale Corp trades at $14.00 per share or higher on the closing date or if, over any 20 trading days within a 30-day window during the 60 months following the closing, the VWAP is greater than or equal to $14.00 per share.

(B)	Includes 120,000 Spring Valley Class B ordinary shares that were issued to Spring Valley’s independent directors.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(amounts in thousands, except share and per share amounts)

	Spring Valley
	After	NuScale	Transaction
	Reclassifications	LLC	Accounting		Pro Forma
	(See Note 2)	(Historical)	Adjustments	Notes	Combined
Assets
Current assets
Cash and cash equivalents	$985	$77,094	$232,321	(A)	$415,406
			235,000	(B)
			(41,565)	(C)
			(86,889)	(I)
			(1,540)	(R)
Accounts receivable	—	4,833			4,833
Prepaid expenses	101	4,147			4,248
Total current assets	1,086	86,074	337,327		424,487
Property, plant and equipment, net	—	4,960			4,960
In-process research and development	—	16,900			16,900
Intangible assets, net	—	1,236			1,236
Goodwill	—	8,255			8,255
Other assets	—	3,772	(590)	(C)	3,182
Deferred tax assets	—	—	—	(K)	—
Investments held in Trust Account	232,321	—	(232,321)	(A)	—
Total assets	233,407	121,197	104,416		459,020
Liabilities and Equity
Current liabilities
Accounts payable and accrued expenses	$345	$22,375	$(530)	(C)	$22,190
Accrued compensation	—	10,552			10,552
Convertible notes payable	—	14,041	(14,041)	(H)	—
Deferred DOE cost share	—	104			104
Other accrued liabilities	—	1,336			1,336
Total current liabilities	345	48,408	(14,571)		34,182
Noncurrent liabilities	—	2,976			2,976
Deferred revenue	—	1,415			1,415
Deferred underwriting fee payable	8,050	—	(8,050)	(C)	—
Tax receivable agreement liability	—	—	—	(L)	—
Derivative warrant liabilities	29,149	—			29,149
Total liabilities	37,544	52,799	(22,621)		67,722
Commitments and Contingencies
Redeemable shares
Spring Valley Class A ordinary shares	232,300	—	(232,300)	(D)	—
NuScale mezzanine equity	—	2,140	(2,140)	(E)	—
Equity
Spring Valley Preference shares	—	—	—	(D)	—
Spring Valley Class A ordinary shares	—	—	—	(D)	—
Spring Valley Class B ordinary shares	1	—	(1)	(F)	—
NuScale Common units	—	28,184	(28,184)	(E)	—
NuScale Convertible preferred units	—	819,694	(819,694)	(E)	—
Class A Common Stock	—	—	2	(B)	4
			2	(D)
			1	(F)
			(1)	(I)
Class B Common Stock	—	—	18	(E)	18
Additional paid-in capital	—	—	234,998	(B)	223,987
			(31,824)	(C)
			232,298	(D)
			850,000	(E)
			(36,438)	(G)
			14,041	(H)
			(86,888)	(I)

	Spring Valley
	After	NuScale	Transaction
	Reclassifications	LLC	Accounting		Pro Forma
	(See Note 2)	(Historical)	Adjustments	Notes	Combined
			(952,140)	(J)
			(60)	(R)
Accumulated deficit	(36,438)	(781,620)	(1,751)	(C)	(149,483)
			36,438	(G)
			635,368	(J)
			(1,480)	(R)
Noncontrolling interest			316,772	(J)	316,772
Total equity/(deficit)	(36,437)	66,258	361,477		391,298
Total liabilities and equity/(deficit)	$233,407	$121,197	$104,416		$459,020

The accompanying notes are integral to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share data)

	Spring Valley
	After	NuScale	Transaction
	Reclassifications	LLC	Accounting		Pro Forma
	(See Note 2)	(Historical)	Adjustments	Notes	Combined
Revenue	$—	2,862			$2,862
Cost of sales	—	(1,770)			(1,770)
Gross margin	—	1,092	—		1,092
Other operating expenses:
Research and development	—	93,136			93,136
General and administrative	1,327	46,725	1,751	(Q)	51,283
			1,480	(R)
Other expenses	—	35,531			35,531
Total other operating expenses	1,327	175,392	3,231		179,950
Loss from operations	(1,327)	(174,300)	(3,231)		(178,858)
Other income:
Department of Energy cost share	—	73,522			73,522
Interest expense and other	—	(1,715)	420	(M)	(1,295)
Income from investments held in Trust Account	19	—	(19)	(O)	—
Change in fair value of derivative liabilities	4,511	—			4,511
Net loss	3,203	(102,493)	(2,830)		(102,120)
Net loss attributable to noncontrolling interest	—	—	(82,717)	(N)	(82,717)
Net income (loss) attributable to NuScale Corp	$3,203	$(102,493)	$79,887		$(19,403)
Net loss per ordinary share
Weighted average shares outstanding of Class A redeemable ordinary shares	23,000,000				41,971,380
Basic and diluted net loss per ordinary share, Class A	$0.11			(P)	$(0.46)
Weighted average shares outstanding of Class B non-redeemable ordinary shares	5,750,000
Basic and diluted net loss per ordinary share,Class B	$0.11

The accompanying notes are integral to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effect of the Transactions.

The Transactions are shown as a reverse recapitalization as provided under U.S. GAAP. Spring Valley is the acquired company, with NuScale LLC treated as the acquirer. This determination reflects NuScale Equityholders holding a majority of the voting power of NuScale Corp, NuScale LLC’s pre-merger operations being the majority post-merger operations of NuScale Corp, and NuScale LLC’s management team retaining similar roles at NuScale Corp. Accordingly, although Spring Valley is the legal parent company, GAAP dictates that the financial statements of NuScale Corp will represent a continuation of NuScale LLC’s operations, with the Transactions being treated as though NuScale LLC issued ownership interests for Spring Valley, accompanied by a recapitalization. The net assets of NuScale LLC are stated at historical cost, with no incremental goodwill or other intangible assets recorded for the effects of the Merger with Spring Valley.

2. Reclassifications

Certain reclassification adjustments have been made to conform Spring Valley’s historical financial statement presentation to that of NuScale LLC’s as follows:

	Balance Sheet as of December 31, 2021
	Spring Valley	Reclassification	Spring Valley
	Before Reclassifications	Adjustments	After Reclassifications
Accounts payable and accrued expenses	$—	$345	$345
Accounts payable	305	(305)	—
Accrued expenses	40	(40)	—

3. Transaction Accounting Adjustments

The unaudited pro forma condensed combined financial information reflects:

(A)	The reclassification of investments held in the Trust Account that becomes available at the Closing. Accordingly, cash and cash equivalents increased $232.3 million with elimination of investments held in the Trust Account.

(B)	The gross proceeds of $235,000,000 from the PIPE Investment, in which 23,700,002 shares of NuScale Corp Class A Common Stock were issued pursuant to the Subscription Agreements. Accordingly, cash and cash equivalents increased by $235,000,000, with a corresponding increase in equity.

(C)	Estimated transaction costs in connection with the Transactions of $42.4 million, of which $0.7 million was previously paid and recorded to accumulated deficit, $0.5 million was previously recorded to other assets and accounts payable and accrued expenses, and $0.1 million was previously paid and recorded to other assets. Of the total, $29.4 million relates to advisory, legal, and other fees to be incurred, $4.9 million relates to estimated PIPE Investment fees and $8.1 million relates to deferred underwriting fees. Of these expenses, $31.8 million are expected to be recorded in additional paid-in capital and $2.5 million is expected to be recorded to accumulated deficit, while the remaining $8.1 million is related to settlement of deferred underwriting fees payable.

(D)	The reclassification of Spring Valley Class A ordinary shares subject to possible redemption to NuScale Corp Class A Common Stock.

(E)	The recapitalization of NuScale LLC’s equity and issuance of 178,396,711 shares of NuScale Corp Class B Common Stock as consideration for the reverse recapitalization. Existing NuScale LLC common and preferred units have been reclassified to common stock and additional paid-in capital at carrying value, including NuScale LLC common units previously presented as mezzanine equity.

(F)	The reclassification of the Spring Valley Founder Shares from Spring Valley Class B ordinary shares to Spring Valley Class A ordinary shares at Closing.

(G)	The reclassification of Spring Valley’s historical accumulated deficit to additional paid-in capital as part of the reverse recapitalization.

(H)	The conversion of a note payable from NuScale LLC to Fluor into NuScale LLC Common Units, which are subsequently re-classified in the Merger as 8,257,560 NuScale LLC Class B Units, and the related issuance in the Transactions of an equal number of shares of NuScale Corp Class B Common Stock (see (J) for subsequent adjustments to reflect NuScale Equityholders’ economic interest in NuScale LLC). Accordingly, additional paid-in capital increases by $14.0 million with an equal decrease to convertible notes payable.

(I)	Amounts paid to the Public Shareholders who exercised their redemption rights. 8,599,631 Spring Valley Class A ordinary shares were redeemed for aggregate redemption payments of $86.9 million. The redemptions at a redemption price of $10.10 per share results in a reduction to equity with a corresponding decrease in investments held in the Trust Account.

(J)	An adjustment to reflect noncontrolling interest holders’ economic share of combined equity, pursuant to the post-combination structure of the combined companies. Following the Closing, holders of NuScale Corp Class A Common Stock own direct controlling interests in the results of the combined entity, while the NuScale Equityholders own an economic interest in NuScale LLC shown as noncontrolling interest in equity in the financial statements of NuScale Corp. The indirect economic interests are held by the NuScale Equityholders in the form of NuScale LLC Class B Units that, together with the cancellation for no consideration of NuScale Corp Class B Common Stock, can be exchanged, at the election of the holder of NuScale LLC Class B Units and NuScale Corp Class B Common Stock, for NuScale Corp Class A Common Stock or, in certain circumstances including at the election of NuScale Corp, cash in an amount equal to the fair value of NuScale Corp Class A Common Stock. If NuScale Corp elects that the exchanged NuScale LLC Class B Units, together with cancellation for no consideration of NuScale Corp Class B Common Stock, will be settled in cash, the cash used to settle the exchange must be funded through an underwritten offering of NuScale Corp Class A Common Stock.

The following table summarizes the economic interests of NuScale Corp between the holders of NuScale Corp Class A Common Stock and indirect economic interests held by NuScale LLC Class B Unitholders (assuming all NuScale LLC Class B Units are exchanged for NuScale Corp Class A Common Stock):

		% of
	Economic	Economic
	Interests	Interests
NuScale Corp Class A Common Stock	41,971,380	19.0%
NuScale Class B Units (Noncontrolling interest)	178,396,711	81.0%
	220,368,091	100.0%

The noncontrolling interest may decrease according to the number of shares of NuScale Corp Class B Common Stock and NuScale LLC Class B Units that are exchanged for shares of NuScale Corp Class A Common Stock or, in certain circumstances including at the election of NuScale Corp, cash in an amount equal to the fair value of NuScale Corp Class A Common Stock. The calculation of noncontrolling interest is based on the net assets of NuScale Corp following the completion of the Transactions. Accordingly, noncontrolling interest increased to $316.8 million with a corresponding decrease in additional paid-in capital and accumulated deficit.

(K)	Adjustments for deferred taxes, which arise from differences between the financial statement and tax basis in the NuScale LLC interests, including legacy step-up basis adjustments, and net operating losses recorded at NuScale Corp. The adjustments for deferred taxes assume:

I.	the GAAP balance sheet as of December 31, 2021 is adjusted for the pro forma entries described herein,

II.	the estimated tax basis as of December 31, 2021 is adjusted for the pro forma entries described herein,

III.	a full valuation allowance is established to offset the net deferred tax assets based upon the assessment of realizability, and

IV.	no material changes in tax law.

NuScale Corp accrues liabilities or adjusts deferred taxes for unrecognized tax benefits. NuScale Corp has not recorded any unrecognized tax benefits as of December 31, 2021, that, if recognized, would affect its annual effective tax rate. However, as NuScale Corp continues to evaluate various accounting considerations, it may record uncertain tax positions under GAAP.

(L)	No adjustments are reflected for the effects of the Tax Receivable Agreement, more fully described elsewhere in the Proxy Statement/Prospectus. As part of the Closing, NuScale Corp is a party to a Tax Receivable Agreement under which NuScale Corp will make payments to the TRA Holders in respect of 85% of the net tax benefit to NuScale Corp of certain tax attributes. NuScale Corp anticipates that it will account for the income tax effects resulting from future taxable exercises of the exchange rights set forth in the A&R NuScale LLC Agreement by recognizing an increase in deferred tax assets, based on enacted tax rates at the date of each exchange. If there were an exchange of all the outstanding NuScale LLC Class B Units immediately after the Transaction, the estimated tax benefits to NuScale Corp, subject to the Tax Receivable Agreement, would be approximately $604.8 million offset by related undiscounted payment to the TRA Holders equal to 85% of the benefit received of $514.1 million based on certain assumptions, including that NuScale Corp has sufficient taxable income to realize the tax benefit; there are no material tax law changes; and the fair market value of the exchanged shares is equal to $10 per share. At this time, a full valuation allowance would be established on any deferred tax asset created based on NuScale LLC’s current assessment of the future realizability. Therefore, no liability related to future TRA payments has been reflected.

(M)	The estimated change in interest expense for the assumed conversion of the Fluor Convertible Note (refer to adjustment (H) for details). Accordingly, interest expense decreased by $0.4 million for the year ended December 31, 2021.

(N)	The net loss of NuScale Corp being reduced as summarized below.

Year ended
(amounts in thousands)	December 31, 2021
Pro forma net loss	(102,120)
Noncontrolling interest percentage	81.0%
Noncontrolling interest pro forma adjustment	(82,717)
Net loss attributable to NuScale Corp	(19,403)

(O)	The elimination of income earned on the Trust Account.

(P)	The net loss per share calculated using the weighted average shares outstanding and the issuance of additional shares of NuScale Corp Class A Common Stock in connection with the Transactions, assuming that the shares were outstanding since January 1, 2021. The calculation of weighted average shares outstanding for net loss per share assumes that the shares issued related to the Transactions have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information reflects a net loss for NuScale Corp and therefore all potentially dilutive securities are anti-dilutive.

In addition, each NuScale LLC Class B Unit may be exchanged, together with the cancelation for no consideration of an equal number of shares of NuScale Corp Class B Common Stock for no consideration, for (i) one share of NuScale Corp Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification, or (ii) an equivalent amount of cash, subject to certain restrictions. If all NuScale LLC Class B Units and NuScale Corp Class B Common Stock were exchanged immediately following the Transactions, NuScale Corp Class A Common Stock outstanding would increase by 178,396,711 shares. In computing the dilutive effect, if any, the net income available to holders of NuScale Corp Class A Common Stock would increase due to elimination of the noncontrolling interest associated with the NuScale LLC Class B Units (including any tax impact). For the periods presented, such exchange is not reflected in the earnings per share calculation as the assumed exchange would be anti-dilutive.

(amounts in thousands,	Year ended
except share and per share amounts)	December 31, 2021
Pro forma net loss attributable to NuScale Corp	(19,403)
Weighted average NuScale Corp Class A Common Stock outstanding, basic and diluted	41,971,380
Net loss per share of NuScale Corp Class A Common Stock, basic and diluted	(0.46)
Spring Valley Class A Shareholders	14,400,369
Spring Valley Founders	3,871,009
PIPE Investors	23,700,002
Pro forma shares outstanding, basic and diluted	41,971,380

(Q)	An adjustment for $1.8 million of estimated transaction costs in connection with the Transactions expected to be incurred during the first annual period post-close, excluding $0.7 million already incurred during the year ended December 31, 2021. Such costs are non-recurring and were reflected as if incurred on January 1, 2021, the date the Transactions occurred for the purposes of the unaudited pro forma condensed combined statements of operations.

(R)	An adjustment to reflect the cash settlement of Unit Appreciation Rights awarded to John L. Hopkins, which were exercised and cash settled for $1.5 million prior to the Closing. Incremental compensation expense is equal to the excess of the fair value at the time of cash settlement over the grant date fair value. No NuScale Corp Class A Common Stock was issued to Mr. Hopkins in settlement of the Unit Appreciation Rights.